Exhibit 16(c)(vi)

PROJECT NORSE UPDATE MARCH 30, 2024

BACKGROUND TO PROJECT NORSE • Throughout 2023 , at the request of the Norse Board of Directors, management worked with Morgan Stanley and Centerview Partners to independently evaluate value creation potential across a number of different scenarios • Analyzed Norse's standalone long - term plan (“LTP"), benchmarking relative to historical performance, industry trends and consensus expectations, alongside assessment of potential multiple evolution for Norse given the industry backdrop • In addition, Morgan Stanley and Centerview Partners considered a range of potential organic and inorganic strategic actions that could enhance value for all shareholders, including: — Enhancement of current dividend and shareholder buyback policies — Reduction of capital expenditure to support additional capital returns — Monetization of real estate — Partial tender offer by third party — Separation of Rack via sale, spin - oh or split - off — Scale merger — Take - private transaction • Assessed the shareholder value creation potential, actionability / execution risk and other key considerations relative to executing against the standalone LTP 2

PROCESS UPDATE • Special Committee of the Board of Directors was formed on February 11 , 2023 to oversee the process to explore a potential take - private transaction and has met twice weekly with its independent advisors, Morgan Stanley, Centerview Partners and Sidley • Since November, Morgan Stanley and Centerview Partners have engaged in discussions with 22 strategic and financial parties to gauge interest in exploring a transaction — Separately, Moelis reached out to additional parties to understand any potential further interest • Following these discussions there has been engagement under NDA with 7 parties through management presentations, diligence calls and store walks • Process letters soliciting non - binding bids were sent to 3 potential investors who had expressed interest in exploring a transaction following management presentations , and ) — In addition, discussions are ongoing with discussion necessary to determine interest), (management presentation on March 19, further (internally evaluating interest) and Liverpool • At the conclusion of our round 1 deadline (March 22’ d ) for non - bindinq bids: — — submitted a written proposal to acquire the company for a share price range of $21.00 to $22.00 (implied 23% - 29% premium to unaffected share price(1)), with a number of unstated assumptions and caveats verbally indicated interest in supporting the financing of a transaction via a structure which includes a sale leaseback and issuing preferred equity Notes: 1. Unaffected share priœ as of March 18, 2024 3

22 Initial Outreach / Inbounds 8 NDA Signed Note: 1. Management conducted a preview meeting with 12/13/23 on Zoom 2. Indicates party was not part of process when pre inn nary indication process letter was distributed 7 Strategic Partner Sovereign Wealth Fund / Family Office Financial Sponsor Remaininq Strategic Partner (1) iLLiverpocl Remainin Financial S onsors Verbal Indication for Financing Sale Leaseback + Perpetual Preferred Investment with 13 ƒ /+ coupon 1 Management Presentation Follow - up Requests Received Indication of Interest Received 4

Offer Price per Share Transaction Structure and Fi nanc ing Sources Due Diligence Foe us & Timing Adviso rs Other Other indications $21 - $22 per share AV: $5.8 - $6.0Bn 23% - 29 ƒ f» premium to unaffected share price ! 1 5.3x — 5.5x AV / 2023A EBITDA • All cash • Acquisition of all outstanding common stock shares of the Company, and would be interested in exploring a partnership with key existing shareholders • Predicated on satisfactory agreements with potential partners including relevant protections and preferences • Intention to structure investment such that the Company can meet its long - term capital structure goals, including maintaining its existing debt facilities post - transaction • No specific timing; “prepared to complete our work quickly and efficiently” • Completion of business due diligence, including meeting with company management • Confirmatory accounting and legal due diligence • Negotiation of definitive transaction agreements • Have not indicated any advisors engaged at this stage • Senior members of the firm have reviewed and are supportive of the proposal Note: 1. Unaffected share price as of March 18, 2024 Verbal indication ol'interest to support financing ol' transaction Illustrative $2Bn Sale Leaseback + Perpetual Preferred Investment with 13 ƒ /« coupon • $2Bn cash proceeds used to de - lever to <$1Bn (retain 2044 5% notes) • Perpetual preferred funded behind debt capital ($1 - $1.3Bn) • 13% Coupon • 3% Penny Warrants • Cash flow sweep (details TBD) • Minimum multiple/return hurdle on invested capital (to be discussed) 5

STRUCTURING CONSIDERATIONS SUMMARY • Norse's Senior Notes totaling $2.5Bn (all debt with exception of Debentures due 2028) contain “double trigger’ change of control put option for bondholders, comprising of: 1. Change of control and 2. Subsequent downgrade to the bond rating by all 3 agencies of these bonds specifically pursuant to the change of control transaction • Therefore, the ratings assessment concurrent with the transaction announcement will be critical to the Company's ability to roll over its current capital structure • The Rating Agencies will carefully analyze the terms of new cash equity to support the Transaction and it is important that this new cash equity receive “full equity treatment’ • The advisors expect that the rating agencies will assess each of The structure and governance associated with the new ownership arrangement Go - forward financial policy The pro forma financial metrics (i.e., expected credit ratios) 6

Growth: W2D8E FY2027E FY2D25E FY2024E FY2023A FY2D22A FY2019A 8.9/ 8.8 ƒ /‹ 8,5 ƒ /‹ 8.1% Margin: FY2D28E FY2027E FY2026E FY2D25E FY2024E FY2023A FY2D22A FY2019A 5.0% 4.9% 4.8% 4. 4% 4.0 % Margin: Consensus Management Long - Term Plan vs. Management Long - Term Plan Consensus Historical 15,524 FY2019A 1,455 7B4 Actual Performance 15,530 FY2DZ2A 1,1D6 502 14,693 FY2023A 1,153 567 LTP Extrapolation Assuming Consistent Strategy and Execution LTP Reviewed with the Board in November 2023 ,625 FY2024E (0.5%) 1,105 1,186 507 580 15,127 889 FY2D25E 3, 4% +1d9â +25% 533 668 15 15, FY2026E 3.2 ƒ /‹ +219 1,358 ,122 541 755 16,094 1,416 795 Source: Capital IO as of I \ March 27.2024; I \ Management Long - Term Plan as of March 28.2024 for years FY24 - 26. extrapolations thereafter per management guidance Note: 1. Adds back all depreciation and amortization. including amortization of developer reimbursements 16,577 FY2D28E 3,0 ƒ /‹ 1,475 835 FY’24E — FY26E CAGR 7

IIIustrative Future Share Price Trajectory (LTP and Consensus Estimates) $50 $45 $40 $38.72 $35 $30 $25 $20 $15 $10 $5 Mar - 21 Mar - 22 Present Value o/'Fufore Share Price*’ LTP Consensus Mar - 23 LTP (3 - year) at 4.5x NTM EBITDA LTP (3 - year) at range of 4. 0x — 5. 0x NTM EBITDA Consensus at 4.5x NTM EBITDA Consensus at range of 4.0x — 5. 0x NTM EBITDA Historical share price Unaffected Price: $17.06 Mar - 24 Mar - 25 $19 $15 Source. Norse management, company filings, FactSet and Capital IQ as of March 27, 2024. Note. Future share prices represent future value and do not include value of dividends. Consensus free cash flaw extrapolated based on LTP free cash flow conversion rate. (1) Assumes peer - based cost of equity of 16.696. Mar - 26 $20 $15 8

Public Trading C omparables Discounte d C ash Flow Analysis Metfiodb/ogy Assumption 52 - Wk High: 08/01/23 52 - Wk Low: 11/13/23 High: 03/06/24 Low: 03/07/24 Premium to Unaffected: 25% - 40% 4.0x - 5.0x '24E EBITDA of $1,186mm WACC: 10.5% - 13.0% PGR: 1.5% - 2.5% /mp/iecf Share Price V'a/ue $13.10 $12.00 $14.35 $13.00 $23.30 $24.00 $21.30 $23.90 $21.35 $23.20 /mp/iecfEV/ 74E EB/7OA /mp/ied EV $4,526 $6,257 3.8x 5.3x $4,342 $6,376 3.7x 5.4x $5,923 $6,356 5.0x 5.4x $4,743 $5,929 4.0x 5.0x $4,512 $6,240 3.8x 5.3x Source. Norse management, Company filings and FactSet as of March 27, 2024. Note. Implied share prices rounded to the nearest $0.05. Illustrative DCF valuation date of February 3, 2024. Assumes mid - year discounting. Public Trading Comps reflect LTP financials. EBITDA is unburdened by amortization of developer reimbursements. (1) High reflects KeyBanc; Low reflects UBS. 9

Methodolo Rounded to the nearest $D.25 Public Trading Comparables 1 * 5,524 3,867 $9.25 1,105 Consensus. AV / FY2024E EBITDA. 3.5x - 5.0x 5,929 4,150 $10.75 1,186 Management LTP Case. AV / FY2D24E EBITDA. 3.5x - 5.Dx Discounted Equity Value * 2 ) 5,402 4,131 $18.?!5 j $10.75 1,122 Consensus. 3.5x - 5 Dx FY2D26 EBITDA 6,079 4,597 $19.50 1,358 Management LTP Case. 3.5x - 5.Dx FY2026 EBITDA Metric ($MM) Discounted Cash Flow 3 * Management LTP Case. 3.5x - 5 Dx Exit Multiple; 8.4% - 9.49’» WACC Reference Only 52 - Week Trading Range Analyst Price Targets (Undiscounted) ( 4 ! Analyst Price Targets (Discounted) 4 * Leveraged Buyout "’ Management LTP Case. 17.5% - 22.59’+ Target IRR; Exit Multiple = Entry $0 $19.00 $12.00 $10.50 lied Share Price $16.00 $16.75 $26.00 $29.50 $24.00 $21.00 $’19.75 $20 $10 $30 Source: Capital IO (unaffected date of I \ March 18, 2024, current as of I \ March 27, 2024); Management Long - Term Plan as of March 28, 2024 for years FY24 - 26, extrapolation thereafter Notes: 1. Range based on NTM trading multiples of Macy's (3.7x) and Kohl's (4.8x), as of unaffected date of I \ March 18.2024 2. Represents present value of implied year - end 2025E share price based on discounted eguity value analysis; share prices and cumulative dividends discounted at 14.1‘l6 cost of equity; sensitized on +0.75x / (0.75x) exit multiple 3. Implied share price based on DCF multiples method; WACC of 8.9%; EBITDA exit multiple of4.25x sensitized on +0.75x / (0.75x) 4. Represents present value of median of analyst price targets as of March 27, 2024: discounted analyst price targets discounted at 14.1‘l6 cost of equity 5. Represents implied entry price to generate 17.5 - 22.596 IRR based on I \ Management Long - Term Plan 5,D20 6,291 4,52 6,376 4,V2 5,868 4,D88 5,147 High 6,715 5,656 10

$4,236 $4,067 $3,898 $3,728 $3,559 $3,389 $3,220 $3,376 Equity Value 65 63 62 60 58 56 55 56 Plus: Transaction Fees( 3 ! $4,301 $4,130 $3,959 $3,788 $3,617 $3,446 $3,274 $3,432 Total Required Equity Investment Illustrative Structure Assumin Certain Existin e Shareholders Roll. $1,212 $1,164 $1,115 $1,067 $1,018 $970 $921 $966 Norse Family Rolled Equity( 4 394 378 362 347 331 315 299 314 Liverpool Rolled Equity( 4 ƒ 2,695 2,588 2,481 2,374 2,268 2,161 2,054 2,152 Incremental Equity Required 5.5x 5.3x 5.2x 5.0x 4.9x 4.8x 4.6x 4.8x $1,186 EV / 2024E EBITDA 5 5.1x 4.9x 4.8x 4.7x 4.5x 4.4x 4.3x 4.4x $1,281 EV / 2025E EBITDA 5 ! f69.5 169.5 169.5 169.5 169.5 169.5 169.5 169.5 Diluted Shares Outstanding $4,236 $4,067 $3,898 $3,728 $3,559 $3,389 $3,220 $3,376 Equity Value 2,257 2,257 2,257 2,257 2,257 2,257 2,257 2,257 Plus: Net Debt at Close (H1'24)( 1 ƒ $6,494 $6,324 $6,155 $5,985 $5,816 $5,646 $5,477 $5,633 Enterprise Value $25.00 $24.00 $23.00 $22.00 $21.00 $20.00 $19.00 $19.92 Metric +4/ o +41% +35% +29% +2Ü@o +17% 11 o 17% $17.06 vs. Unaffected (3/18f24) +31% +26% +21 o +15% +10% 5% (0%) +4% $19.08 vs. 30 - Oay VWAP tito +2 o +22 o +17% +12% 6@o 1 o 6 o $18.80 vs. 60 - Day VWAP Prem ium (Discount) Implied Multiple s Current Illustrative Purchase Priœ Source. Norse management, company filings and FactSet as of March 27, 2024. Note. Dollars in millions, except where otherwise noted. Financials based on management's Long - Term Plan (LTP). (1) Illustrative net debt at close reflects H1 '24 debt of $2,687 and H1 '24 cash of $430. (2) Assumes no additional debt raised in (3) Assumes illustrative tmnsaction fees of 1.0"é of TEV. (4) Illustratively assumes investors roll equity stake in full. (5) EBITDA unburdened by amoitization of developer reimbursements. 11

APPENDIX A MORGAN STANLEY SUPPORTING VALUATION ANALYSIS 12

CY2025E P / E (x) CY2024E P / E (x) CY2025E Av / CY2024E Av / EBITDA (x) *!‘! CY2024E EBITDA Margin {'/ ) CY2024E EBIT I \ 1argin (%) CY'23A — CY'25E EBITDA CAGR CY'23A — CY'25E Revenue CAGR Norse Current Consensus i i Norse Current hfanagement Norse U naffected Consensus 4 * U naffected (5) D.79’» 1.5% D.89’» 0.69’» 0.6% 1.5% (2.19’») (1.29’») (0.99’») (4.7%) 5.4% 5.4% 3.5% 4.09’» 3.59’» 4.09’» 4.0% 4.79’» Source: Capital IO as of I \ March 27.2024; I \ Management Long - Term Plan as of I \ March 28.2024 Notes: 1. Norse figures adds back all depreciation and amortization, including amortization of developer reimbursements 2. Norse FDSD and net debt as of 04 2023A; inclusive of S2,937MM in debt and S628I \ 4I \ 4 in cash and equivalents 3. Base - line Long - Term Plan multiples assumes current / unaffected date AV and share price 4. Represents Norse as of unaffected date of I \ March 18, 2024 5. Represents I \ lacy’s as of unaffected date of December 8.2023 7.5% 8.19’» 7.5% 8.19’» 8.59’» 8.6% 5.1x 4.8x 4.7x 4.4x 5.4x 3.9x 5.1x 4.4x 4.6x 4.1x 5.3x 3.9x 11.1x 10.3x 9.4x 8.8x 6.3x 12.1x 10.1x ! i 8.8x i 8.6x 7.5x I 6.3x 11 Dx 13

Forward P/E trading multiple 3/6/2024 $24.00 Buy KeyBanc 11.0x FY2025 P / E 3/25/2024 $22.00 Held TD Cowen - 10.0x FY2024 EPS 3/5/2024 $20.00 Held BMO - 5.0x FY2024 AV / EBITDA 3/6/2024 $20.00 Held Citi - 7.8x 2025E EPS 3/6/2024 $19.00 Held Telsey NA 3/5/2024 $18.00 Held Goldman Sachs Forward P / E trading multiple 3/14/2024 $17.00 Held Jefleries 9.0x FY2025 EPS 3/6/2024 $17.00 Held Evercore Forward P / E trading multiple 3/22/2024 $17.00 Held Gordon Haskett 4.0x FY2024 AV / EBITDA 3/6/2024 $15.00 Sell Bank of America 4.0x FY2024 AV / EBITDA 3/6/2024 $15.00 Sell JP Morgan 7.0x NTM P / E multiple based on CY2025 EPS 3/5/2024 $15.00 Sell Barclays 7.0x Forward P / E 3/6/2024 $13.00 Sell Morgan Stanley - 0 2x FY2026 AV / Sales 3/7/2024 $12.00 Sell UBS NA 3/6/2024 NA Held Guggenheim NA 3/6/2024 NA Held William Blair Present Value: 514.89 517.00 Median Present Value: 515.27 517.43 Mean Source: Wall Street Eguity Research, I \ Market Data as of I \ March 27.2024 Note: 1. PV share price discounted using 14.196 Cost of Equity 14

Future Share Price (Incl. Dividends) ! 1 ! $MM / Share Current 59 $11.69 2024E 3.50x NTM Adj. EBITDA $23.80 83 87 2D25E Present Value of Future Share Price (Incl. Dividends) ! 1 t ( 2 t $MM / Share Current 4.25x NTM Adj. EBITDA AV / NTM Adj. EBITDA of 3.50x AV / NTM Adj. EBITDA of 4.25x $18.82 53 $1D.24 2024E 5 DDx NTM Add. EBITDA $18.34 53 $10.72 2025E AV / NTM Adj. EBITDA of 5.00x 2025E 2024E 2025E 2024E 2025E 2024E 5.0x 5.0x ,106 4.3x 4.3x 106 3.5x 3.5x 106 AV / NTM Adj. EBITDA Multiple (x) NTM Add EBITDA 5,612 5,528 4,770 4,699 3,928 3,870 Future Aggregate Value (1,820) (2,002) (1,820) (2,002) (1,820) (2,002) ( — ) Net Debt 3,791 3,527 2,950 2,697 2,108 1,868 Future Equity Value 169 169 169 169 169 169 FDSO ’ 1 ’ $22.37 $20.81 $17.41 $15.92 $12.44 $11.02 Future Share Price (SUSD) $23.80 $21.48 $18.83 $16.59 $13.87 $11.69 Future Share Price Incl. Dividends 2.00 1.00 2.00 1.00 2.00 1.00 Periods 0.77 0.88 0.77 0.88 0.77 0.88 Discount Factor 2 * $17.17 $18.23 $13.36 $13.95 59.66 Discounted Share Price (SUSD) $18.82 $14.53 $14.53 10.7 $10.24 Discounted Share Price I ncl. Dividends 6%) (21. 7"A) (18.3 ƒ A) (44.0"A) (46 (43.4 ƒ A) Premium (Discount) tO 30D VWAP ($19 03) Premium (Discount) tO Unaffected ($ 17. 06) 3 * (5.5%) (27.1"A) (27.1 ƒ A) (46.2% (48. 6 ƒ A) Premium (Discount) tO Current ($19.92) (^i Denotes range on FBF Notes: 1. Calculated as NTM EBITDA multiplied by illustrative Adj. EBITDA multiple subtracted by projected net debt divided by OWN FDSO of 169MM; inclusive of future value of cumulative dividends per share discounted to present value 2. Discounted to February 3, 2024 at 14.1% cost of equity 3. Martet data as of unaffected date of March 18, 2024; Current share price as of March 27, 2024 15

Future Share Price (Incl. Dividends) ! 1 $MM / Share Current 65 $13 D7 2024E 3.50x NTM Adj. EBITDA 15 $17.31 2D25E Present Value of Future Share Price (Incl. Dividends) ! 1 t (*I $MM / Share Current 4.25x NTM Adj. EBITDA AV / NTM Adj. EBITDA of 3.50x AV / NTM Adj. EBITDA of 4.25x $11.45 2024E 5.DDx NTM Adj. EBITDA 2025E AV / NTM Adj. EBITDA of 5.00x 1. Calculated as NTM EBITDA multiplied by illustrative Adj. EBITDA multiple subtracted by projected net debt divided by OWN FDSO of 169MM; inclusive of Nture value of cumulative dividends per share discounted to present value 2. Discounted to February 3, 2024 at 14.1% cost of equity 3. Martet data as of unaffected date of March 18, 2024; Current share price as of March 27, 2024 2025E 2024E 2025E 2024E 2025E 2024E 5.0x 5.0x 4.3x 4.3x 3.5x 3.5x AV / HTM Adj. EBITDA Multiple ,358 358 358 (x) HTM Add EBITDA 6,406 5,445 Future Aggregate Value (2,153) (2,407) (2,153) (2,407) (2,153) (2,407) ( — ) Net Debt 4,639 4,000 3,620 3,039 2,601 2,078 Future Equity Value 172 172 172 526.60 523.24 520.76 517.66 514.92 512.07 Future Share Price (SUSD) 528.99 S24.24 523.15 518.65 517.31 513.07 Future Share Price Incl. Dividends 2.00 1.00 2.00 1.00 2.00 1.00 Periods 0.77 0.88 0.77 0.88 0.77 0.88 Discount Factor 2 * 520.42 520.36 515.93 515.47 511.45 510.58 Discounted Share Price (SUSD) 522.3 521.23 517.87 516.34 511.45 Discounted Share Price Incl. Dividends Premium / (Discount) tO 30D VWAP ($19 03) 19. 4P‹ (6.6%) (9.3P‹) (32. 9 ƒ A) (38. 0 ƒ A) Premium / (Discount) tO Unaffected ($ 17. 06) 3 * (10.3 ƒ A) (18. 0 ƒ A) (32.8 ƒ A) (42.5 ƒ A) Premium / (Discount) tO Current ($19.92) \ ^J DenDtes range Dn FBF Notes: 16

Implied Share Price 9.4% 5.00x 8.9% 8.4% 9.4% 4.25x 8.9% 8.4% 9.4% 8.9% 8.4% Terminal EBITDA Exit Multiple Discount Rate 1,729 1,751 1,773 1,729 1,751 1,773 1,729 1,751 1,773 Present Value of: Forecasted Free Cash Flow 715 935 008 100 195 300 376 455 Terminal Value 6,444 6,574 6,708 5,736 5,851 5,968 5,029 5,127 5,227 Implied Aggregate Value (2,309) (2,309) (2,309) (2,309) (2.309) (2.309) (2,309) (2,309) (2,309) f — ) Net Debt *” 4,135 4,265 4,399 3,542 2,720 2,918 169 169 169 169 169 Ful Diluted Shares Key Assumptions • February 3, 2024 • Financials presented on January ending fiscal year • 5 - year DCF using mid - year discounting convention • WACC range of 8.4% - 9.4% • Illustrative effective tax rate in years FY24E - FY28E of 27% • Terminal year assumptions: — D&A equal to terminal year CapEx — Increase in NWC calculated from a 2% revenue growth into perpetuity usted EBITDA % Margin ( - ) D&A Amort. Of Develo r Reimbursements (+) Right of Use Asset Amort. (+) (Increase) / Decrease in Lease Liabilities (+) (Increase) / Decrease in NWC '*' ( - ) CapEx Unlevered Free Cash Flow Unlevered Free Cash Flow Forecast ( 1 t $MM, unless otherwise noted FYE Februa 2024E 43% 48B 5296 19% 2396 2796 (6%) {396} 1B F'remium / (Dismuntl to Unaffected ' 6 ' 2296 2696 J096 2% 5% 8% (19%) (17%) (14%) % Premium / (Discount) to Current ’ 7 5.4x 55x 57x 4.8x 4.9x 5.hx 4.2x 4.3x 4.4x Implied AV/ 2€I24E EBITDA 5.hx 51x 52x 4.5x 4.6x 4.7x 39x 4.0x 4.1x Implied AV/ 2€I2SE EBITDA Notes: 1. Terminal LTM EBITDA assumes 3.096 terminal revenue growth; 8.9% terminal EBITDA margin 2. NWC for years 2027E - 2028E represent 596 of the change in revenue 3. Free Cash Flow Conversion represents Unlevered Free Cash Flow divided by Adjusted EBITDA 4. Net debt as of Q4 2023A; inclusive of $2.937MM of debt and S628MM of cash 5. Fully diluted shares as of 04 2023A; inclusive of 163.3MM basic shares outstanding and 6.2MM untested RSUs 6. Unaffected date as of March 18, 2024 7. Current market data as of March 27, 2024 8.1% (517) 197 (280) (204) (502) 240 8.5% (528) 85 198 (283) 42 (530) 529 2026E 8.7% (538) 65 202 (288) (21) f546) 501 202 (297) (21) f555) 530 16,577 16,094 15,611 15,127 14,625 Revenue valuation date 3.1% % Growth 1,475 8.996 (57 1 ) EBIT 5% % Margin (225) (215) (204) (180) (157) ( - ) Tax Expense 2Z96 2Z96 2Z96 2F96 2F96 571 554 538 528 517 (+) D&A 69 67 65 85 89 (+) Amort. Of Developer Reimbursements 202 (306) (21) f564) 561 Denotes range on FBF 17

3996 2,937 2.7x Debt Roll 500 05x Minimum Cash D96 35 00x Transaction Fees 100% 6.9X JOtaI Uses Total (' +) Amount ($) Multiple (x) Uses Total (%) Amount (S) Multiple (x) Sources Purchase Equity 394£ $2,937 Existing Debt $19. $19.31 $19.00 $18.68 $48.36 17.536 $19.10 $18.80 $18.50 $18.20 $17.90 1&836 $18.61 $18.32 $18.D3 $17.75 $17.46 $18.14 $17.87 $17.59 $17.32 $17.05 21.336 / $16 $16.92 $17.18 $17.44 $17.70 Key Assumptions • No additional leverage; rolling existing debt • Illustrative closing date of Q4 2023 • 5 - year hold • Assumes exit multiple equal to entry multiple • Exit January 31, 2029 (Year - end FY28E) • Entry Multiple based on NTM EBITDA of $1.2Bn ( 2 ! • NTM Exit EBITDA of $1.5Bn • Assumes Family and Liverpool roll current equity stakes $2,461 Sponsor Equity • Entry premium of 40% B') $628 Balance Sheet Cash ($23.88 / share) ( 1 ! 159L $1,117 Management Rollover • Min cash of $500MM $376 Liverpool Rollover • Effective tax rate of 27% Illustrative Sources and Uses $MM, unless otherwise noted Total Sources 6.9x C7,519 100% Entry Multiple / Target IRR Implied $ per Share / Premium to Unaffected Share Pñce \ 1 t A 20•/ R t f R t Source: CDI IQ as of March18, 2024; Maragement Long - Term Rn as of March 28, 2024 for years FY24 - 26, ex0apolab i thereafter 1. As of unaffected date of March 18, 2024 2. Net debt as of Q4 2D23A; inclusive ofS2,937MM of debt nd S628MM of cash Entry = Exit for 17.5 - 22.59t› IRR try Price (4.5x Entry Multiple) DenDtes range Dn FBF 18

High Low Base Notes Assumption 4.2% 4.2% 4.2% Spot Rate on 10 - Year U.S. Treasury as of 3/27/2024 Risk Free Rate (R f) 6.0% 6.0% 6.0% Morgan Stanley Estimated Market Risk Premium Market Risk Premium (MRP) 1.66 1.66 1.66 Predicted U.S. Local Beta per Barra P redicted Beta 1.0% (1.0%) +/ — 1.0% from Base Sensitivrry Adjustment 15.19L 13.19L 14.1 ƒ 4 Calculated Using the Capital Asset Pricing Model Cost of Equity (K E ) 5.0% 5.0% 5.0% Weighted Average Cost of Debt Pre - tax Cost of Debt (K D ) 27.0% 27.0% 27.0% Per Management Guidance Tax Rate (I) 3.7 ƒ 4 3.7 ƒ A 3.7 ƒ A Post - tax Cost of Debt (K D ) 50.4% 50.4% 50.4% Based on Current Capital Structure Debt / Total Capitalization 9.4 ƒ 4 KE “ E/(D+E) + KD “ (1 - t) ” D/(D+E) Weighted Average Cost O f Cap'tal (WACC) Key Assumptions • Cost of Equitv: Calculated using the Capital Asset Pricing Model • Risk Free Rate: Based on 10 - year U.S. Treasury as Of current market date of March 27, 2024 • Predicted Beta: Predicted U.S. Local Beta per Barra as of unaffected date of March 18, 2024 • Cost of Debt: Norse's current blended cost of debt • Tax Rate : Implied long - term tax rate of 27 % as provided in Management's LTP • Capital Structure: Norse's current debt / total capitalization ratio ( 1 Source: Company filings, Capital IQ as of unaffected date of March 18, 2024 Note: 1. Debt as of 04 2023A and maitet value of Norse equity as of unaffected date of March 18, 2024 WACC Calculation 19

APPENDIX B CENTERVIEW SUPPORTING VALUATION ANALYSIS 20

Implied Share Price Implied Terminal k TM EBITDA Multiple Proiection Period( 1 TerminaI’ 2 ’ 2028E 2027E 2026E 2025E 2024E 2023A $16,025 $16,025 $15,563 $15,099 $14,158 $14,219 Net Sales $1,416 $1,358 $1,281 $1,186 $1,153 EBITDA”’ (622) (605) (586) ( - ) Total D&A (246) (225) (215) (204) (180) (13) ( - ) Taxes $665 $610 $488 $424 $554 NOPAT 528 517 (+) D&A, Net 67 85 89 69 Amort. \ +) Dewloper Reimbursement (104) (95) (86) (88) ( - ) Cash Lease Expense Adj. (21) (21) (21) 42 (204) (169) ( - ) A in NWC (546) (530) (502) (569) ( - ) Capex 5546 $561 $530 501 529 5240 5314 Unleve red FCF 5.0x 4.7x 4.4x $23.20 $21.70 $20.40 4.3x 4.1x 3.9x $18.30 $17.20 $16.20 3.8x 3.7x 3.5x $14.50 $13.70 $13.00 Perpetuity Growth Rate Perperuify Growth Rate Source. Norse management and Wall Street research. Note: Dollars in millions, except per share amounts and where otherwise noted. Share pnces rounded to nearest $0.10. Assumes valuation date and balance sheet information as of February 3, 2024. Represents fiscals years ending January. (1) (2) (3) 2024E - 2026 reflects three - year LTP reviewed with the Board in November 2023. 2027E - 2028E reflects the LTP extrapolation assuming consistent strategy and execution. Represents normalized depreciation & net working capital. Change in net working capital reflects midpoint of perpetuity growth rate range. EBITDA unburdened by amortization of developer reimbursements. 21

Unlevered Beta Debt / Debt / 1.20 1.10 1.00 0.90 0.80 Equity Cap. 13.2% 12.5% 11.9% 11.2% 10.6% 50% 33% 12.9% 12.3% 11.7% 11.0% 10.4% 75% 43% 12.8% 12.1% 11.5% 10.9% 10.3% 100% 50% 12.6% 12.0% 11.4% 10.8% 10.2% 125% 56% 84.7% Debt / Equity* 5 ’ 1.56 Leered Beta( 6 * 7.17% Historical Rsk Premium(7) 0.95% Size Premium* 8 ) 16.6% Cost of Equip" 7.25% Pre - Tax Cost of Debt( 1 0 ) 27.0% Tax Rate* 11 * 5.3% After - Tax Cost of Debt 11.4% WACC 12 ’ 45.9% D / (D+E) 54.1% E / (D+E) WACC Analysis WACC Se nsitivity Analysis (Peer - Based) 2 Pe er•Base d WACC Beta Market Debt / Equity Debt P• Unlevered! 2 ! Levered' 1 ’ Company 54% 3,023 5,616 1.22 1.74 Macy's 138% 4,503 3,264 0.71 1.48 Kohl's Norse 1.96 1.20 $3,376 $2,937 87% Source. Company filings, Kroll, Bloomberg and FactSet as of March 27, 2024. Note: U.S. dollars in millions. Macy's unaffected date reflects December 8. 2023. (1) Represents two - year weekly adjusted beta (based on local index) per Bloomberg. (2) Calculated as (Levered Beta / (1 + ((1 - Tax Rate) ” Debt / Equity)). (3) Rejects current U.S. 20 - year treasury note yield. (4) Rejects median of unlevered betas of comparable group. (5) Rejects median peer debt / equity. (6) Reflects levering of the median unlevered beta of the peers at target debt / equity ratio. Levered Beta = (Unlevered Beta) ” (1 + (1 - Tax Rate) ” (Debt / Equity)). (7) Reflects U.S. Long - Honzon Equrty Risk Premium per Kroll. (8) Rejects size premium per Kroll Valuation Handbook. (9) Calculated as Risk - Free Rate + (H istorical Risk Premium ” LeveredBeta) + Size Premium. (10) Assumes illustrative cost of debt based on trading yields of Norse's and Macy's bonds prior to takeover rumors. (11) Rejects Norse management long - term tax rate. (12) WACC equals ((Debt/Capitalization) ”After - Tax Cost of Debt) + (Equity/Capitalization ”Levered Cost of Equity)). 4 Risk - Free Rate( 3 * Unlewred Beta( * 4.41% 0.97 22

Corrgany Kohl's Peer Median Current Norse (Cons.) Norse (Mgmt.) Unaffected’ 3 ’ Share Price % of 52 - Wk. High Market Cap Enterprise Value EV / Adi. EBITDA' 1 ’ 2023A 2024E 202SE '23A - '2SE CAGR Net Sales EBIT DA 1 ’ EBIT Margin EPS 2023A 2024E Gross Net Leverage’ 2 ’ Leverage’ 2 ’ 1.2x 1.4x 4.7% 6.1% (12.5%) (8.1%) 0.6% 3.9x 3.8x 3.3x $7,563 $5,616 (7.8%) $19.85 3.0x 3.1x 4.0% 4.3 0 / (4.4%) (0.9 0 / ) 0.6 0 / 5.3x 5.4x 5.2x 7,584 3,264 (3.1 0 / ) 28.44 2.1x 2.2x 43% 5.2•/. (8.4%) (4.5•/.) 0.6•/. 46x 4.6x 42x 2.6x 3.5% 4.0 ƒ /. (3.1%) (2.1•/.) 2.3•/. 5.lx 5.lx 49x 5,685 3,376 (14.5%) $19.92 2.6x 4.1% 4.0 ƒ /. (3.1%) 5.4% 1.5•/. 44x 4.8x 49x 5,685 3,376 (14.5%) $19.92 2.6x 3.5% 4.0 ƒ /. (3.1%) (2.1•/.) 2.3•/. 47x 4.7x 45x 5,200 2,891 (26.8%) $17.06 Norse (Cons.) 2.6x 4.1% 4.0 ƒ /. (3.1%) 5.4% 1.5•/. 41x 4.4x 45x 5,200 2,891 (26.8%) $17.06 Norse (Mgmt.) 23 Source. Norse Management, company filings and FactSet as of March 27, 2024. Note. Dollars in millions except per share figures. (1) Norse LTP EBITDA figures add back amortization of developer reimbursement for comparison to consensus EBITDA. (2) Debt figures do not include leases and LTM EBITDA does not add back rent. (3) Norse figures as of unaflected date of March 18, 2024.

Selected U.S. Department Store Transactions EV/ LTM EBITDA EV/ LTM Revenue Enterprise Value Wquiror Target Date 6.3x 0.68x $2.8 Sycamore Partners Belk Aug - 15 9.1x 1.31x 6.1 CPPIB & Ares Neiman Wrcus Sep - 13 10.9x 0.91x 2.9 HBC Saks Jul - 13 9.1x 0.91x 2.9 Median 8.8x 0.97x 3.9 Average Source. Company filings, FactSet and Wall Street research. Note. Dollars in billions. 24

10.0x 9.0x 8.0x 7.0x 6.9x 6.0x 5.0x HBC / Saks announced Sept. 9, 2013 : CPPIB & Ares / Newman announced Sept. 24, 2015: Sycamore / Belk announced 4.0x Kohl's Macy's Norse 5.5x 4.9x 5.8x 3.5x 6.8x 4.8x Pre - COVID Avg.’ Post - COVlD Avg. 2 3.0X 5.2x (25%} 2.0x Jan - 13 Jan - 14 Jan - 15 Jan - 16 Jan - 17 Jan - 18 Jan - 19 Jan - 20 Jan - 21 Jan - 22 Jan - 23 Jan - 24 Source. Company filings and FactSet as of March 27, 2024. Note. EV / NTM EBITDA multiple smoothed in mid - 2020 to adjust for COVID distortions. (1) Pre - COVID period includes January 2013 through February 2020. (2) Post - COVlD period includes July 2021 through current. (3) Norse multiple reflects unaffected multiple as of March 18 2024 and Macy's multiple reflects unaffected multiple as of December 8, 2023. Norse Macy's Kohl's 25

D i sc Tosed Valuazto n Det atTs Forward P/E trading multiple 3/6/2024 $24.00 Buy KeyBanc 11.0x FY2025 P / E 3/25/2024 $22.00 Hold TD Cowen - 10.0x FY2024 EPS 3/5/2024 $20.00 Hold BMO - 5.0x FY2024 AV / EBITDA 3/6/2024 $20.00 Hold Citi - 7.8x 2025E EPS 3/6/2024 $19.00 Hold Telsey NA 3/5/2024 $18.00 Hold Goldman Sachs Forward P / E tmding multiple 3/14/2024 $17.00 Hold Jefferies 9.0x FY2025 EPS 3/6/2024 $17.00 Hold Evercore Forward P / E tmding multiple 3/22/2024 $17.00 Hold Gordon Haskett 4.0x FY2024 AV / EBITDA 3/6/2024 $15.00 Sell Bank of America 4.0x FY2024 AV / EBITDA 3/6/2024 $15.00 Sell JP Morgan 7.0x NTM P / E multiple based on CY2025 EPS 3/5/2024 $15.00 Sell Barclays 7.0x Forward P / E 3/6/2024 $13.00 Sell Morgan Stanley - 0.2x FY2026 AV / Sales 3/7/2024 $12.00 Sell UBS NA 3/6/2024 NA Hold Guggenheim NA 3/6/2024 NA Hold William Blair 517.00 Bi¥edian 517.43 Bi¥ean Analyst price targets in - line with unaffected Norse share price of 617.06 and below current share price of 819.92 Source. Bloomberg and Wall Street research. 26

APPENDIX C SUPPLEMENTARY MATERIALS 27

Share Price Performance Over Time ( 1 ! Indexed to 100; Since March 27, 2D21 250 200 150 100 50 0 Mar - 21 Sep - 21 i Mar - 22 L1Y a 3.0% i i , i Sep - 22 Mar - 23 December 8, 2023: Macy's unaffected share price of $17.39 March 18, 2024: i Norse unaffected share ' price of $17 D6 Sep - 23 Mar - 24% 2 % Y (3 .5%) L3Y Source: Capital IO Notes: 1. Market data as of March 27, 2024 2. Represents Norse as of unaffected date I \ March 18, 2024 3. Represents Macy's as of unaffected date December 8, 2023 (59.9%) 28

Share price performance over the period of - (S o ô) (as of March 27' h ) March 5. 2024: Norse re ports Q4 end FY2023 earn ings aftern arket. Q4 performance ec LI OJLited FY2024 E OLIfIOOk $20.90 t 20 15 10 i i i $17.54 $16.91 $17.06 $17.49 March 18. 2024: March 19. 2024: ReLiters leaks story ! on Norse’s potentiel $17.80 $17.99 $17 60 $17.29 $17.06 i i i $19.38 $20.05 Unaffected Date (3/18) $18.91 $19.04 $18.62 3/5 3/6 3/7 3/8 3/11 3/12 3/13 3/14 3/15 3/18 3/19 3/20 3/21 3/22 3/25 3/26 3/27 Sourœ: Capital IQ Note: 1. Market data as of as March 27, 2024 Norse Share Price Performance and Trading Volume Over Time ( 1 Since March 5, 2024 Volume (MM) 40.0 i i Share Price, $ 25 Norse Volume (MM) 300 200 10.0 29

AV / NTM EBITDA Over Time ( 1 ! Since March 27, 2021 10.0x 8.0X 5.0x 0.0x Mar - 21 News of takeover Kohl's affected multiple of 5 January 21, 2022: Kohl s unaffected multiple of 4.0x Sep - 21 Mar - 22 November 17, 2022: Kohl s announces they will not engage in transformative transactions; multiple of 5 6x 2 i Sep - 22 Mar - 23 Sep - 23 /March 18, 2024: December 8, 2023: Macy's unaffected multiple of 3.7x N s d p e f4 ex oday Norse Unaffected ’ ’ i 4 7x L1Y Avg. 4.4x , i L2Y Avg. 3Y Avg 4.4x 5 0x Source: Capital IQ Notes: 1. I \ Market data and consensus as of as of March 27, 2024 2. Represents Norse as of unaffected date of I \ March 18, 2024 3. Represents I \ lacy’s as of unaffected date December 8.2023 30

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RATING AGENCY STRATEGY

Assuming "Equity Treatment", Next Step is to get Agencies Confident that Change in Ownership will not Materially Change Financial Policy

1 Primary Focus / Strategy

- This risk can be mitigated with strong statements of conservative financial policy
  - Norse's **focus on reducing debt** and **directing free cash flow to debt retirement** or re-investing in business over near term (i.e. no distributions to equity owner over next X period) is key to **giving agencies additional confidence in maintaining ratings**
  - "Public Statements" will no longer be relevant as a go-forward private company – one route for displaying "commitment" to agencies will be to add more **"lender friendly" covenants to the amended revolver** (i.e. limiting Restricted Payments or Dividends)
  - The existing Revolver does not have a "Double Trigger" change of control, and this transaction could create an immediate Event of Default. The most likely solution is to **seek a waiver from existing lenders** by **converting the facility to an ABL structure** and agreeing to **more stringent covenants**

2 Secondary Focus / Strategy

- The Change of Control Definition is **focused on the Bond Ratings** (rather than the Corporate Family Rating (CFR))
- Even if the agencies took a negative view on the transaction and downgraded the CFR, there could be a way to "protect" the bond ratings by **granting security to those bonds on unencumbered assets**
- Norse is still able to **hold the bond rating** if they are downgraded one notch by **flipping the unsecured to secured despite sitting junior to the ABL**
- While the Inventories and Receivables would likely be required to be pledged to the amended ABL facility, **Intellectual Property and Real Estate could be pledged to the bondholders**, allowing **those bonds to be "notched up" from the CFR and maintaining where they are today**
  - Currently Norse has a Ba1 CFR at Moody's, and the Unsecured Bonds are also rated Ba1. In this scenario, the CFR could be downgraded to Ba2, but the bondholders are granted collateral (Real Estate and IP), providing them a **notch uplift from the CFR, and maintaining a Ba1 Bond rating**, (avoiding the Double Trigger)

31

C ounterparty Outreach Date NDA IYlanagement Iganajjement Meetinjj Signed IYleetinjj Date Details Iganajjement Meetinjj Attendees Follow Up Session Date 1/8/24 Moelis Inbound week of 1/8/24 1/9/24 Inbound 10/31/23 11/1/23 10/31/23 üï River 1 11 26/23 Note: 1. Management conducted a preview meeting with 12/13/23 on Zoom 1/18/24 2/2/24 3/19/24 1/29/24 1/17/24 1/17/24 Meeting at Centerview Partners (NYC) Meeting at Norse Headquarters and storewalk i i I Meeting at Norse Headquarters i i Meeting at Morgan Stanley (LA) i Meeting at Centerview Partners (NYC) Meeting at i I Meeting at Morgan Stanley, sore walk and dinner (LA) 1/25/24 • Graciano Guichard Gonzalez, Chief Executive Officer • Enrique Guijosa Hidalgo, Chief Financial Officer 1/30/24 Declined Proposal 2/9/24 Passed 1/26/24 Potentially Interested Potentially Interested Passed Passed Bid Received Passed Passed Passed Potentially Interested 32

Counterparty Outreach Date NDA Big ned Iganagement Igeeting Date Follow Up 8esoion Date 11/3/23 12/7/23 11/3/23 1D/15/23 12/8/23 1D/15/23 1D/31/23 12/13/23 12/7/23 12/7/23 1D/15/23 Passed Passed Passed Passed Passed Passed Passed Passed Passed Passed Passed 33

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OVERVIEW OF STRATEGIC ALTERNATIVES

	1 Continue to Execute LTP	2 Dividend Enhancement	3 Enhanced Buyback	4 Monetize Real Estate
Description	• Execute Baseline LTP and consistently beat Street estimates	• Payout excess year-end cash as a dividend each year	• Use excess cash flow to establish robust buyback program	• Execute sale leaseback transactions of the Company's owned real estate portfolio and distribute proceeds to shareholders
Benefits	✓ Management LTP implies outperformance vs. Street Consensus ✓ Solid foundation for execution with clean inventory position, Canada exit and optimized supply chain	✓ Sends long-term confidence signal on future free cash flow generation ✓ Immediate cash realization for shareholders	✓ Execution does not require new counterparty ✓ Enhanced capital return profile ✓ Advantageous in current valuation context relative to historical trading levels ✓ Evolves shareholder base towards long-term oriented investors	✓ Unlock value to distribute to shareholders or reinvest in core business ✓ Streamlined operations and strategic footprint
Considerations	x Investors may not re-rate JWN's multiple even with outperformance x Negative investor sentiment in the sector persists x Weak trading / execution at peers has created an unfavorable backdrop for JWN x JWN may be a target for future activists given its low multiple	x Investors typically do not seek dividend yield from discretionary consumer sector x Taxable event for shareholders x Potentially signals lack of investment opportunities x Investors likely to expect annual dividend increases going forward	x Indirectly increases Family / Liverpool stake x Success varies based on timing of repurchases and valuation at execution x Potentially signals lack of investment opportunities	x Increase in rental payments will decrease EBITDA going forward x Challenging environment for real estate sales / elevated cap rate environment x Potential for tax leakage, depending on basis x Increases risk of ratings downgrade
Value Creation	**Moderate**	**Limited**	**Limited**	**Limited**
Execution Complexity	**Moderate**	**Low**	**Low**	**High**

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OVERVIEW OF STRATEGIC ALTERNATIVES

	5 Separate Rack	6 Increase Liverpool Stake via Tender Offer	7 Partnership with Liverpool and New Long-term Investor(s)	8 Full Sale to Private Equity or Strategic
Description	• Separate Full-Line ("Namesake") and Rack into two distinct businesses with separate management teams and shareholders	• Liverpool increases its stake via a Tender Offer	• Optimize shareholder base by inviting Liverpool to partner with additional strategic investors to increase ownership	• Sell the business to a strategic acquiror or financial sponsor
Benefits	✓ Potential value upside if Rack re-rates towards Off-Price peer multiples ✓ Optimize management team and strategy around single distribution channel ✓ Increases specialized operational expertise at each separated business	✓ Provides current shareholders an opportunity to tender at a premium ✓ Transitions shareholder base to more of a long-term orientation ✓ Signal of validation from major existing shareholder and strategic investor	✓ Immediate monetization for public shareholders ✓ Demonstrated inbound interest ✓ New debt financing not likely required ✓ Aligns shareholder base with long-term focus ✓ Nordstrom Family could roll ownership stake	✓ Immediate monetization for all shareholders
Considerations	x Viability of Rack as standalone public entity in light of current scale and recent performance x Potential multiple contraction for Namesake towards Macy's and Kohl's x Ongoing dis-synergies and stranded costs from separation	x Likely to reduce trading volume / liquidity of stock x Transaction may be perceived as a step towards a take-private or entrenchment of family / management x Liverpool's willingness to pay a premium for a larger minority stake x Facilitating increase in Liverpool stake could be seen as inconsistent with rationale for poison pill adoption (i.e., ensuring shareholders receive control premium for sale of control)	x Control / governance to be negotiated x New investors will require eventual liquidity event via stake sale / re-IPO x Recent trading levels and public Department Store peers may be valuation reference	x Limited universe of strategic acquirors x Limited financing available for sponsors x Likely requires refinancing existing debt x Recent trading levels and public Department Store peers may be valuation reference
Value Creation	**Moderate**	**Limited**	**Material**	**Material**
Execution Complexity	**High**	**Moderate**	**Moderate**	**High**

35

LEGAL DISCLAIMER – CENTERVIEW This presentation has been prepared by Centerview Partners LLC (“Centerview”) for use solely by Norse (“the Company”) and for no other purpose. The information contained herein is based upon information supplied by or on behalf of the Company and publicly available information, and portions of the information contained herein may be based upon statements, estimates and forecasts provided by the Company. Centerview has relied upon the accuracy and completeness of the foregoing information, and has not assumed any responsibility for any independent verification of such information or for any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or any other entity, or concerning the solvency or fair value of the Company or any other entity. With respect to financial forecasts, Centerview has assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company, and at your direction Centerview has relied upon such forecasts, as provided by the Company’s management, with respect to the Company. Centerview assumes no responsibility for and expresses no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise and Centerview assumes no obligation to update or otherwise revise these materials. The financial analysis in this presentation is complex and is not necessarily susceptible to a partial analysis or summary description. In performing this financial analysis, Centerview has considered the results of its analysis as a whole and did not necessarily attribute a particular weight to any particular portion of the analysis considered. Furthermore, selecting any portion of Centerview’s analysis, without considering the analysis as a whole, would create an incomplete view of the process underlying its financial analysis. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analysis described above should not be taken to be Centerview’s view of the actual value of the Company. These materials and the information contained herein are confidential, were not prepared with a view toward public disclosure, and may not be disclosed publicly or made available to third parties without the prior written consent of Centerview. These materials and any other advice, written or oral, rendered by Centerview are intended solely for the benefit and use of the Board of Directors of the Company (in its capacity as such) in its consideration of the proposed transaction, and are not for the benefit of, and do not convey any rights or remedies for any holder of securities of the Company or any other person. Centerview will not be responsible for and has not provided any tax, accounting, actuarial, legal or other specialist advice. These materials are not intended to provide the sole basis for evaluating the proposed transaction, and this presentation does not represent a fairness opinion, recommendation, valuation or opinion of any kind, and is necessarily incomplete and should be viewed solely in conjunction with the oral presentation provided by Centerview. 36 PRELIMINARY DRAFT

© Morgan Stanley and/or certain of its affiliates. All rights reserved. We have prepared this document solely for informational purposes. You should not definitively rely upon it or use it to form the definitive basis for any decision, contract, commitment or action whatsoever, with respect to any proposed transaction or otherwise. You and your directors, officers, employees, agents and affiliates must hold this document and any oral information provided in connection with this document in strict confidence and may not communicate, reproduce, distribute or disclose it to any other person, or refer to it publicly, in whole or in part at any time except with our prior written consent. If you are not the intended recipient of this document, please delete and destroy all copies immediately. 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International plc, Morgan Stanley Securities Limited, Morgan Stanley Bank AG, Morgan Stanley MUFG Securities Co., Ltd., Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., Morgan Stanley Asia Limited, Morgan Stanley Australia Securities Limited, Morgan Stanley Australia Limited, Morgan Stanley Asia (Singapore) Pte., Morgan Stanley Services Limited, Morgan Stanley & Co. International plc Seoul Branch and/or Morgan Stanley Canada Limited Unless governing law permits otherwise, you must contact an authorized Morgan Stanley entity in your jurisdiction regarding this document or any of the information contained herein. LEGAL DISCLAIMER – MORGAN STANLEY 37 PRELIMINARY DRAFT